Notice to Directors and Executive Officers
of
CA, Inc.
This notice is to inform you of the following:
1.	CA, Inc. (the “Company”) would have been required to file its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended March 31, 2006 by June 14, 2006 but expects to defer such filing for up to 15 calendar days as permitted under Rule 12b-25 under the Securities Exchange Act of 1934 and will file a notice of such deferral with the Securities and Exchange Commission (the “SEC”) shortly.

2.	As a result of the Company’s deferred filing of its Form 10-K, the Company will stop using its existing registration statement under the Securities Act of 1933 to sell interests in its Savings Harvest Plan to employees, from 4:00 p.m. (ET) on Wednesday, June 14, 2006 through 5:30 p.m. (ET) on Thursday, June 29, 2006 (the “Suspension Period”).

3.	During the Suspension Period, you, as a director or executive officer of the Company, may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any common stock of the Company or any options, futures or other rights to acquire or dispose of the common stock of the Company (unless you establish, as required by applicable law, that certain conditions have been satisfied and you obtain the Company’s prior approval). These restrictions are imposed in light of Section 306 of the Sarbanes-Oxley Act of 2002. The Company will notify you if there are any changes in the Suspension Period.

4.	Please note that you are also subject to the Company’s regular periodic trading blackout, as previously specified.

5.	If you have any questions concerning this notice, you should contact Kenneth V. Handal or Lawrence Egan at One CA Plaza, Islandia, New York 11749, (631) 342-6000.

Date: June 13, 2006